Exhibit (10)(y)
Clark Equipment Company
100 North Michigan Street
P.O. Box 7008
South Bend, IN 46634
                           PARTICIPATION AGREEMENT

January 10, 1995

Participant
Address

Dear Participant:

Clark Equipment Company ("CLARK") has established the Clark Equipment Company Supplemental Retirement Income Plan For Certain Executives (the "Plan"), effective as of January 1, 1994, to provide supplemental benefits for certain executives of CLARK and its affiliates. In further consideration of the future services to be rendered by you, CLARK proposes to include you as a participant in the Plan, subject to the terms and conditions described herein and the terms of the Plan.

Specifically, CLARK proposes the following:

1. Participation. You will become a participant in the Plan upon your execution of this letter ("this Agreement").

2. Funding. CLARK has established the Clark Equipment Company Deferred Benefit Trust (the "Trust") to accumulate and hold assets to provide the benefits of the Plan. CLARK agrees that it will fund and maintain assets in the Trust as provided in the Plan, subject to the terms of the Plan and of the Trust including, without limitation, the provisions of the Trust protecting the rights of CLARK's creditors in the event of CLARK's insolvency.

3. No Employment Guarantee. Nothing contained in this Agreement shall constitute an agreement, either by you or by CLARK, to continue your employment with CLARK.

4. Plan and Trust Continuation. CLARK agrees that it will continue to maintain, and will not amend or terminate, the Plan and the Trust except as expressly permitted by the terms of the Plan and the Trust.

A copy of the Trust, which includes the Plan as Exhibit I, is attached.

If the foregoing is entirely satisfactory to you, please sign and return the attached copy of this letter whereupon it shall constitute an agreement between us as of the date first set forth above.

                                      Very truly yours,

                                      CLARK EQUIPMENT COMPANY

Accepted and Agreed to:
                                      By /s/ Frank M. Sims
/s/ Participant                       Frank M. Sims
                                      Senior Vice President
Attachment
(SRIPCE)
12.27.94